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Exhibit 2.3

FISCAL AND PAYING AGENCY AGREEMENT

TPG N.V.

EUR 1,000,000,000

5.125% Bonds 2001 due 2008

29 November 2001

FISCAL AGENCY AGREEMENT

The undersigned:

1.
TPG N.V., a limited liability company, with its corporate seat in Amsterdam and having its offices in Neptunusstraat 41-63, 2132 JA Hoofddorp, the Netherlands, (the "Issuer"),

        and

2.
ING Bank N.V., a limited liability company, with its corporate seat in Amsterdam, as fiscal agent (in that capacity the "Fiscal Agent", which expression shall, where the context so permits, include any successor Fiscal Agent) and as paying agent (in that capacity and collectively with the Fiscal Agent the "Paying Agents", which expression shall, where the context so permits, include any successor or additional Paying Agents), whereas:

  a.
  The Issuer wishes to issue EUR 1,000,000,000 5.125% Bonds 2001 due 2008 (the "Bonds", which expression shall, where the context so permits, include the Global Bonds (as defined below)).

  b.
  The Issuer, ING Bank N.V., ABN AMRO Bank N.V., Salomon Brothers International Limited and the other Managers named in it are expected to enter into a subscription agreement to be dated 29 November 2001 in respect of the issue of the Bonds (the "Subscription Agreement").

declare to agree as follows:

Fiscal Agent and other Paying Agents

Clause 1

1.1.
The Issuer hereby appoints ING Bank N.V. at its specified office mentioned on the signature pages of this Agreement as fiscal agent in respect of the Bonds and ING Bank N.V. hereby accepts such appointment.

1.2.
The Issuer hereby appoints ING Bank N.V. at its specified office mentioned on the signature pages of this Agreement as paying agent in respect of the Bonds and ING Bank N.V. hereby accepts such appointment.

Form and conditions of the Bonds

Clause 2

2.1.
Subject to subclause 2, the Bonds shall be issued in denominations of EUR 1,000 (and, if definitive Bonds are issued, also in denominations of EUR 10,000 and EUR 100,000).

2.2.
The Bonds shall initially be represented by a temporary global bearer bond (the "Temporary Global Bond") without interest coupons, which shall be exchanged for a permanent global bearer bond without interest coupons (the "Permanent Global Bond" and together with the Temporary Global Bond, the "Global Bonds") not earlier than 40 days after 5 December 2001 in accordance with its terms. The Global Bonds shall be deposited with NECIGEF (as defined in the Terms and Conditions). The form of the Global Bonds (and of the Definitive Bonds and the Coupons appertaining to the Bonds (the "Coupons"), if any) is set out in Schedule 2 to this Agreement.

2.3.
The Bonds shall be governed by (i) this Agreement, including (without limitation) Schedule 3 to this Agreement which shall govern the convening, powers and conduct of meetings of Bondholders (as defined in the Terms and Conditions (as defined below)) and the effect on the Bondholders of resolutions of such meetings, and (ii) the Terms and Conditions of the Bonds set out in Schedule 1 to this Agreement (the "Terms and Conditions"). As long as any Bonds are outstanding the Fiscal Agent will provide copies of this Agreement for inspection by the Bondholders (and Couponholders, if any) at the specified office of each of the Paying Agents.

2.4.
Terms defined in the Terms and Conditions have the same meaning in this Agreement.

Execution and delivery of the Bonds

Clause 3

3.1.
The Issuer shall deliver to the Fiscal Agent:

a.
the Temporary Global Bond in accordance with the Subscription Agreement;

b.
the Permanent Global Bond in time for the Temporary Global Bond to be exchanged for the Permanent Global Bond; and,

c.
if definitive Bonds are to be issued in accordance with the terms of the Permanent Global Bond, in time for the Permanent Global Bond to be exchanged for definitive Bonds, a sufficient number of definitive Bonds with Coupons attached in such denomination as the Fiscal Agent may require.

3.2.
The Global Bonds shall be signed manually in the name of the Issuer by one or more duly authorised representatives of the Issuer and shall be authenticated by one or more duly authorised representatives of the Fiscal Agent (and the definitive Bonds and the Coupons, if any, shall be signed in facsimile in the name of the Issuer by two managing directors of the Issuer).

3.3.
The Fiscal Agent is authorised to deliver the Permanent Global Bond in accordance with the terms of the Temporary Global Bond (and to issue the definitive Bonds in accordance with the terms of the Permanent Global Bond). Upon exchange of the Temporary Global Bond for the Permanent Global Bond (or the Permanent Global Bond for definitive Bonds), the Fiscal Agent shall cancel the Temporary Global Bond (or the Permanent Global Bond, as the case may be) and return it to the Issuer.

Payments on the Bonds

Clause 4

4.1.
The Issuer shall, not later than 10.00 a.m. (Amsterdam time) on the date on which any payment shall become due in respect of the Bonds (a "Payment Date"), by transfer in euro in immediately available funds to such account as may from time to time be notified by the Fiscal Agent to the Issuer, pay to the Fiscal Agent an amount sufficient to pay all amounts becoming due on such Payment Date. The Paying Agents shall pay the amounts so paid to the Fiscal Agent to the Bondholders (or the Couponholders, as the case may be) in accordance with the Terms and Conditions.

4.2.
The Issuer shall, no later than 4.00 p.m. on the Amsterdam business day immediately preceding any Payment Date, provide the Fiscal Agent with a copy of an unconditional and irrevocable payment instruction to the bank through which the payment is to be made. The Fiscal Agent shall forthwith notify the Issuer and the other Paying Agents if, by the time provided in this subclause, the payment instruction has not been received by it. If the Fiscal Agent subsequently receives notification of such payment instructions, it shall forthwith notify the other Paying Agents.

4.3.
If for any reason the amounts received by the Fiscal Agent pursuant to subclause 1 are insufficient to make all payments falling due on the relevant Payment Date to the Bondholders (or Couponholders, as the case may be) in full, the Paying Agents shall not be obliged to make any such payment until the Fiscal Agent has received from the Issuer the full amount of all such payments.

4.4.
The Fiscal Agent shall apply each amount paid to it hereunder in accordance with this clause 4 and shall not be obliged to repay such amount to the Issuer unless the relevant claim to receive payment on the Bonds has become void under Condition 7 of the Terms and Conditions.

4.5.
The Fiscal Agent shall make a record on the Global Note of each payment made on the Bonds, distinguishing between payments of principal and payments of interest and such record shall be conclusive evidence that the relevant payment has been made (and, if on presentation of a definitive Bond or a Coupon any payment then due is not paid in full, the Paying Agent to whom the Bond or Coupon is presented shall enface such Bond or Coupon with a memorandum of the amount paid and the date of such payment).

Notification

Clause 5

5.1.
The Fiscal Agent shall, at the request and expense of the Issuer, forthwith arrange for the publication in the name of the Issuer of any notices required to be given by the Issuer to the Bondholders.

5.2
If after payment of the principal of any Bond is improperly withheld or refused or default is otherwise made in respect of such payment, the Fiscal Agent receives the necessary funds for such payment in full, it shall forthwith arrange for the publication in its own name of the notice required to be given under Condition 3 of the Terms and Conditions.

5.3
All notices referred to in subclauses 1 and 2 shall be given in accordance with Condition 11 of the Terms and Conditions.

5.4.
The Fiscal Agent shall forthwith advise the Issuer of any notice received by it pursuant to Condition 8 of the Terms and Conditions.

Cancellation of Bonds and Coupons

Clause 6

6.1
All Bonds which are redeemed, or which the Issuer has purchased and required to be cancelled (and, in the case of definitive Bonds, if any, surrendered to the Fiscal Agent) as provided in Condition 4 of the Terms and Conditions (and all Coupons, if any, which are paid or have become void), shall forthwith be cancelled by the Paying Agent by which they are redeemed, required to be cancelled or paid (and any Paying Agent, other than the Fiscal Agent, shall deliver all definitive Bonds or Coupons cancelled by it to the Fiscal Agent, together with a certificate stating the serial number in numerical sequence of such Bonds and the total number by maturity date of such Coupons, not later than two months after claiming funds for payment of such Bonds or Coupons).

6.2
The Fiscal Agent shall:

a.
keep a full and complete record of all definitive Bonds and Coupons issued (except the serial numbers of Coupons) and of their redemption, payment and cancellation;

b.
in respect of the Bonds retain such record until the expiry of five years after the final maturity date for the Bonds and in respect of (i) all paid Coupons of that maturity and (ii) the total number of Coupons of that maturity still remaining unpaid, until the expiry of five years after that maturity; and

c.
make such records available to the Issuer at all reasonable times.

6.3
The Fiscal Agent shall return each cancelled Global Bond to the Issuer (and shall destroy, or shall procure the destruction of, all cancelled definitive Bonds and Coupons, if any, (including, for the avoidance of doubt, any Bonds or Coupons cancelled pursuant to clause 7), and shall furnish the Issuer as soon as possible, but no later than six months after the date of cancellation, with a certificate of destruction containing written particulars of the serial numbers of such Bonds and the total number and face value of Coupons sorted by maturity date).

Replacement of Bonds and Coupons

Clause 7

7.1.
The Fiscal Agent shall deliver replacement Bonds (or Coupons, as the case may be) in place of Bonds (or Coupons) which have been lost, stolen, mutilated, defaced or destroyed and the Issuer shall from time to time make replacement Bonds (and, if definitive Bonds have been issued, Coupons) available for such purpose. The Fiscal Agent shall not issue any replacement Bond (or Coupon) unless the applicant:

a.
has paid the expenses incurred by the Issuer in connection with the replacement;

b.
has complied with such terms as to evidence and indemnity as the Issuer may reasonably require; and

c.
has surrendered to the Fiscal Agent any mutilated or defaced Bond (or Coupon) to be so replaced.

7.2.
The Fiscal Agent shall cancel any mutilated or defaced Bond (or Coupon) which has been replaced in accordance with subclause 1 (and, in the case of a definitive Bond or a Coupon, shall furnish the Issuer with a certificate stating the serial number of the Bond or Coupon so cancelled).

Paying Agents' obligations in respect of meetings of Bondholders

Clause 8

        The Paying Agents shall perform such functions in respect of the meetings of Bondholders as are required under Schedule 3 to this Agreement.

Fees and expenses; taxes; indemnity

Clause 9

9.1.
The Issuer shall pay to the Fiscal Agent in respect of the services of the Paying Agents under this Agreement such fees and expenses as separately agreed upon between the Fiscal Agent and the Issuer. Such fees and expenses shall be apportioned among the Paying Agents as separately agreed among them.

9.2.
The Issuer shall indemnify and hold the Paying Agents harmless against any present and future direct and indirect taxes and transfer charges due in respect of activities hereunder, except for taxes on profits earned by any of the Paying Agents.

9.3.
No Paying Agent (which expression shall, for the purpose of this subclause and subclause 4, include the Paying Agents' respective directors, officers, employees and agents) shall be liable for any damages, losses, liabilities, costs, expenses, claims or actions suffered or incurred by, or made against, the Issuer (or its directors, officers, employees and agents), except to the extent that such damages, losses, liabilities, costs, expenses, claims and actions result from the intentional or negligent conduct of the relevant Paying Agent.

9.4.
The Issuer shall on demand indemnify and hold the Paying Agents harmless against any and all damages, losses, liabilities, costs, expenses, claims and actions which any of the Paying Agents may suffer or incur or which may be made against any of them as a result of or arising out of or in relation to its appointment, or the exercise of its powers, discretions, authorities and duties, under this Agreement, including all costs, charges and expenses which any of the Paying Agents may pay or incur in disputing or defending any of the foregoing, except to the extent that such damages, losses, liabilities, costs, expenses, claims and actions result from the intentional or negligent conduct of the relevant Paying Agent.

Provisions regarding the Paying Agents' duties

Clause 10

10.1.	Except as otherwise ordered by a court of competent jurisdiction or as otherwise required by law, the Issuer and any Paying Agent may, as long as the Bonds are represented by a Global Bond, (a) for the purpose of payment of principal and interest on the Bonds, treat the bearer of a Global Bond as the holder of the Bonds, and (b) for all other purposes treat any person who is for the time being shown as the holder of a particular nominal amount of Bonds in the record of NECIGEF or an affiliated institution (aangesloten instelling) within the meaning of the Dutch Act on Giro Transfers of Securities (Wet giraal effectenverkeer)) (in which regard any certificate or other document issued by NECIGEF or such affiliated institution shall be conclusive and binding except in the case of manifest error) as the holder of such nominal amount of Bonds (and, if definitive Bonds have been issued, treat the bearer of such Bond or a Coupon as its absolute owner for all purposes (whether or not such Bond or Coupon shall be overdue and notwithstanding any notice of ownership or writing thereon or any notice of previous loss or theft thereof)) (and "Bondholder" shall have the corresponding meanings).
10.2.	No Paying Agent shall:
  a.
  be responsible or accountable to anyone with respect to the validity of this Agreement or the Bonds (or the Coupons, if any);

  b.
  without prejudice to clause 5 subclause 2, have any duty or responsibility in case of any default by the Issuer in the performance of its obligations under the Bonds.

10.3.	Each Paying Agent shall be entitled to rely on all documents received by it in connection with any Bond (or Coupon) or this Agreement and reasonably believed by it to be genuine and to have emanated from, or to have been authorised or signed by, the person from whom it purports to come. Whenever in connection with any Bond (or Coupon) or this Agreement any Paying Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Issuer prior to taking or suffering any action hereunder, it may deem such fact or matter to be conclusively proved and established by a certificate signed by the Issuer and delivered to any Paying Agent.

10.4.	In acting under this Agreement and in connection with the Bonds, the Paying Agents shall act solely as bankers for, and agents of, the Issuer and in such capacity will not thereby assume any obligations towards, or relationship of agency or trust for or with, any of the Bondholders (or Couponholders, if any).
10.5.
Subject to the terms of this Agreement, the Fiscal Agent shall be entitled to deal with monies paid to it by the Issuer in the same manner as other monies paid to it as a banker by its customers. The Fiscal Agent shall be entitled to any interest earned on the monies from time to time credited to the account referred to in clause 4 subclause 1.
10.6.
The Paying Agents and their respective directors, officers, employees and agents, in their individual or any other capacity, may become the owner of, or acquire any interest in, any Bonds (or Coupons, if any) with the same rights that they would have had if the relevant Paying Agent was not a Paying Agent, and the Paying Agents, in their individual or any other capacity, may engage or be interested in any financial or other transaction with the Issuer and may act on, or as a depositary, trustee or agent for, any committee or body of Bondholders (or Couponholders, if any) as if the relevant Paying Agent were not a Paying Agent.

Termination and appointment of Paying Agents

Clause 11

11.1.	The Issuer may at any time:
  a.
  terminate or vary the appointment of any Paying Agent by giving to the relevant Paying Agent and, except where the original notice is given to the Fiscal Agent, also to the Fiscal Agent, at least ninety days' notice to that effect; and

  b.
  appoint further Paying Agents;

        provided always that as long as any Bond is outstanding:

  x.
  in the case of the termination of the appointment of the Fiscal Agent, no such notice shall take effect until the appointment of a new Fiscal Agent has become effective; and

  y.
  the Issuer shall procure that there shall at all times be a Paying Agent having a specified office in a Member State of the European Union which, as long as the Bonds are listed on Euronext Amsterdam, shall be located in Amsterdam, the Netherlands.

11.2.	Each Paying Agent may at any time resign its appointment as such by giving the Issuer and, except where the original notice is given by the Fiscal Agent, also to the Fiscal Agent, at least ninety days' notice to that effect, provided always that:
  a.
  in the case of the resignation of the Fiscal Agent, no such resignation shall become effective until the appointment of a new Fiscal Agent has become effective; and

  b.
  as long as the Bonds are listed on Euronext Amsterdam, in the case of the resignation of a Paying Agent having a specified office in Amsterdam, the Netherlands, no such resignation shall become effective unless upon such resignation becoming effective there will be at least one Paying Agent having a specified office in Amsterdam and, if at any time the Bonds are not listed on Euronext Amsterdam, no resignation of any Agent shall become effective unless upon such resignation becoming effective there will be at least one Agent having a specified office in a Member State of the European Union.

11.3.
Upon its removal or resignation becoming effective, the Fiscal Agent shall, upon payment of all its unpaid fees and expenses due pursuant to clause 9, forthwith transfer to the successor Fiscal Agent all monies held by it in the account referred to in clause 4 subclause 1, and all Bonds (and Coupons, if any) in its possession pursuant to the provisions of this Agreement.
11.4.
Upon the execution and delivery by the Issuer and any successor Fiscal Agent or other further Paying Agent of an instrument effecting the appointment of such Fiscal Agent or other Paying Agent, such successor Fiscal Agent or other further Paying Agent shall without any further act become vested with all the powers, discretions, authorities and duties and all other rights and obligations of the Fiscal Agent or a Paying Agent, as the case may be, under this Agreement.
11.5.
Each Paying Agent may at any time change its specified office by giving the Issuer and, except where the original notice is given by the Fiscal Agent, also to the Fiscal Agent, at least thirty days' notice to that effect, stating the address of the new specified office and the effective date of such change, provided that the new specified office must always be in the same city as the original specified office. The Issuer shall, at the expense of such Paying Agent, within fifteen days of receipt of such notice give to the Bondholders notice of such change and of the address of the new specified office.

Amendments

Clause 12

12.1.	This Agreement may be amended by the parties without the consent of any Bondholder if in the reasonable opinion of the Issuer and the Fiscal Agent such amendment is of a formal, minor or technical nature or to correct a manifest error. Any such amendment shall be binding upon the Bondholders and, unless the Fiscal Agent, acting with the interests of the Bondholders in mind, requires otherwise, no notice of such amendment needs to be given to the Bondholders.
12.2.	This Agreement may be amended other than as provided in subclause 1 with the approval of a meeting of Bondholders, as provided in Schedule 3 to this Agreement.

Notices

Clause 13

        Any notice or notification given in connection with this Agreement may be delivered in person or sent by mail or by facsimile and must be in the English language. Except as otherwise provided in this Agreement, any such notice or notification to the Issuer shall be addressed TPG N.V., Director Treasury, Neptunusstraat 41-63, 2132 JA Hoofddorp, The Netherlands, fax: (31-20) 500 73 25, tel: (31-20) 500 63 25, and any such notice or notification to any of the Paying Agents shall be addressed to the relevant Paying Agent at its specified office. The Issuer may, by notice to the Fiscal Agent, who shall forthwith notify the other Paying Agents, elect another address than the address mentioned in the first sentence of this clause.

Governing law and jurisdiction

Clause 14

14.1.	This Agreement and the Bonds (and the Coupons, if any) shall be governed by the laws of the Netherlands.
14.2.
All disputes arising out of or in connection with this Agreement or the Bonds (or the Coupons, if any) shall be submitted to the exclusive jurisdiction of the competent courts at Amsterdam, the Netherlands and their appellate courts.

Definition

Clause 15

        In this Agreement and the Bonds the expression "outstanding" means all the Bonds other than (i) those Bonds which have been redeemed in accordance with the Terms and Conditions, (ii) those Bonds in respect of which the date for redemption in accordance with the Terms and Conditions has occurred and the redemption monies wherefore, including all interest payable in respect thereof, have been duly paid to the Fiscal Agent in the manner provided in clause 4 and remain available for payment against presentation of the relevant Bond(s) (or Coupons, as the case may be), (iii) those Bonds which have become void under Condition 7 of the Terms and Conditions, (iv) those Bonds which have been purchased and cancelled as provided in Condition 4 of the Terms and Conditions, (v) those mutilated or defaced Bonds which have been surrendered and cancelled and in respect of which replacement Bonds have been issued, and (vi) for the purpose only of ascertaining the amount of the Bonds outstanding and without prejudice to the status for any other purpose of the relevant Bonds, those Bonds which are alleged to have been lost, stolen or destroyed and in respect of which replacement Bonds have been issued.

in witness whereof:

this Agreement was executed in twofold in the name of all parties in the manner set out below.

1.
By the Issuer,
represented by
in Amsterdam on 29 November 2001
and

2.
By the Fiscal Agent
represented by
in Amsterdam on 29 November 2001

specified office:
Bijlmerplein 888
1102 MG Amsterdam Zuidoost
The Netherlands

SCHEDULE 1
TERMS AND CONDITIONS
See Preliminary Offering Circular dated 13 November 2001

TERMS AND CONDITIONS OF THE BONDS

        The Euro 1,000,000,000 5.125% Bonds 2001 due 2008 issued by TPG N.V. (the "Bonds", which expression shall, where the context so permits, include the Global Bonds (as defined below) and any further Bonds issued pursuant to Condition 12 and forming a single series with the Bonds) are issued under a fiscal and paying agency agreement dated 29 November 2001 (the "Fiscal Agency Agreement") between the Issuer, the initial fiscal agent (in that capacity and including any successor fiscal agent, the "Fiscal Agent") and the initial paying agent (such paying agent, any additional or successor paying agent and the Fiscal Agent collectively the "Paying Agents") named in Condition 5. These Terms and Conditions include summaries of, and are subject to, the provisions of the Fiscal Agency Agreement. Copies of the Fiscal Agency Agreement are available for inspection by Bondholders (as defined below) (and the holders of the related interest coupons, if any, (the "Couponholders" and the "Coupons" respectively)) at the specified office of each of the Paying Agents. The Bondholders (and the Couponholders, if any) are entitled to the benefit of, are bound by, and are deemed to have notice of, all of the provisions of the Fiscal Agency Agreement.

1.    Form, denomination and title

        The Bonds shall be represented by a temporary global bearer bond (the "Temporary Global Bond") without interest coupons, which shall be exchanged for a permanent global bearer bond (the "Permanent Global Bond" and together with the Temporary Global Bond, the "Global Bonds") not earlier than forty days after 5 December 2001 in accordance with its terms. The Global Bonds shall be deposited with Nederlands Centraal Instituut voor Giraal Effectenverkeer B.V.
("NECIGEF"). No definitive bonds will be issued except in certain limited circumstances set out in the Permanent Global Bond.

        The nominal amount of each Bond shall be Euro 1,000.

        Except as otherwise provided by law, title to the Bonds (and to the Coupons, if any) will pass by delivery.

        Except as otherwise ordered by a court of competent jurisdiction or as otherwise required by law, the Issuer and any Paying Agent may, as long as the Bonds are represented by a Global Bond, (a) for the purpose of payment of principal and interest on the Bonds, treat the bearer of a Global Bond as the holder of the Bonds, and (b) for all other purposes treat any person who is for the time being shown as the holder of a particular nominal amount of Bonds in the records of NECIGEF or an affiliated institution (aangesloten instelling) within the meaning of the Dutch Act on Giro Transfers of Securities (Wet giraal effectenverkeer) (in which regard any certificate or other document issued by NECIGEF or such affiliated institution shall be conclusive and binding except in the case of manifest error) as the holder of such nominal amount of Bonds (and, if definitive Bonds have been issued., treat the bearer of such Bond or a Coupon as its absolute owner for all purposes (whether or not such Bond or Coupon shall be overdue and notwithstanding any notice of ownership or writing thereon or any notice of previous loss or theft thereof)) (and "Bondholder" shall have the corresponding meanings).

2.    Status and Negative Pledge

        The Bonds constitute direct, unconditional, unsubordinated and unsecured obligations of the Issuer and rank and will rank pari passu without any preference among themselves and pari passu with all other present and future unsecured and unsubordinated obligations of the Issuer (save for obligations preferred by mandatory provisions of law).

        So long as any Bond remains outstanding (as defined in the Fiscal Agency Agreement), the Issuer will not, and the Issuer shall procure that none of its Material Subsidiaries will, create or permit to subsist any mortgage, charge, pledge, lien or other encumbrance upon the whole or any part of its present or future undertakings, assets or revenues to secure any Relevant Indebtedness without at the same time or prior thereto securing the Bonds equally and rateably therewith or providing such other security for the Bonds as may be approved by an Extraordinary Resolution (as defined in the Fiscal Agency Agreement) of the Bondholders.

        In these Terms and Conditions:

  a.
  "Material Subsidiary" means any subsidiary, direct or indirect, of the Issuer whose turnover, tangible net worth or net profits before interest and tax (in each case attributable to the Issuer), based upon the latest audited consolidated financial statements of the Issuer, represent at least 10% of the consolidated turnover, tangible net worth or consolidated net profits before interest and tax of the Issuer and its consolidated subsidiaries. A report of the external auditors of the Issuer that in their opinion a subsidiary is not a Material Subsidiary shall, in the absence of manifest error, be conclusive and binding on all parties.

  b.
  "Relevant Indebtedness" means:

  (i)
  any indebtedness of the Issuer or any Material Subsidiary which is in the form of or represented by any bond, note, debenture, debenture stock, loan stock, certificate or other instrument which is, or is capable of being, listed, quoted or traded on any stock exchange or in any securities market (including, without limitation, any over-the-counter market); and

  (ii)
  any guarantee or indemnity of the Issuer or any Material Subsidiary in respect of any such indebtedness of any of the Issuer's subsidiaries.

3.    Interest

        The Bonds bear interest from 5 December 2001 at the rate of 5.125% per annum, payable annually in arrears on 5 December of each year, commencing on 5 December 2002 (each such date an "Interest Payment Date"). Interest shall cease to accrue on the Bonds from the due date for redemption thereof unless, upon due presentation of a Bond, payment of the principal thereof is improperly withheld or refused or unless default is otherwise made in respect of such payment. In such event, interest on that Bond shall only cease to accrue from the date on which, upon due presentation of the Bond, payment of the principal thereof is made or, if earlier, from the seventh day after the Fiscal Agent has given notice to the Bondholders in accordance with Condition 11 that the necessary funds for such payment are available at the offices of the Fiscal Agent.

        When interest is required to be calculated in respect of a period of less than a full year, it shall be calculated on the basis of the actual number of days elapsed divided by 365 (or, in respect of any days elapsed that fall in a leap year, divided by 366).

4.    Redemption and purchase

        Unless previously purchased and cancelled as provided below, the Bonds shall be redeemed at their principal amount on 5 December 2008. The Bonds may not be redeemed prior to that date, without prejudice to Conditions 6 and 8.

        The Issuer may at any time purchase Bonds in the open market or otherwise at any price. At the discretion of the Issuer, it may require the Fiscal Agent to procure that the Bonds so purchased are cancelled (provided that, in the case of a definitive Bond, the Bond is surrendered to the Fiscal Agent with all unmatured Coupons appertaining thereto attached thereto).

        All Bonds which are redeemed or purchased and cancelled in accordance with this Condition may not be reissued or resold.

5.    Payments

        Payment of principal of and interest on the Bonds shall be made against presentation and, in the case of principal, surrender of the relevant Bond (or, to the extent that definitive Bonds have been issued, in case of interest due on an Interest Payment Date, against presentation and surrender of the relevant Coupon) at the specified office of the Fiscal Agent (or, in the case of a definitive Bond or Coupon, a Paying Agent). The Fiscal Agent shall make a record on the Global Bond of each payment made on the Bonds, distinguishing between payments of principal and payments of interest and such record shall be conclusive evidence that the relevant payment has been made.

        All payments shall be subject in all cases to any applicable fiscal or other laws and regulations, without prejudice to Condition 6.

        If the date for payment of principal of or interest on the Bonds is not a day on which banks are open for business in the place of presentation of the relevant Bond (or Coupon, as the case may be), the Bondholder (or Couponholder as the case may be) shall not be entitled to payment until the next following such day. A Bondholder (or Couponholder) shall not be entitled to any interest or other payment in respect of any such delay.

        The initial Fiscal Agent and Paying Agent is ING Bank N.V. at its office at Bijlmerplein 888, 1102 MG, Amsterdam, the Netherlands. The Issuer may at any time terminate the appointment of any Paying Agent or appoint another Fiscal Agent or additional or other Paying Agents, provided that the Issuer shall at all times maintain a Paying Agent having a specified office in a city in a Member-State of the European Union which, as long as the Bonds are listed on the official segment of the stock market of Euronext Amsterdam N.V. ("Euronext Amsterdam", which expression shall, where the context so permits, include Euronext Amsterdam N.V.), shall be Amsterdam. Notice of any such termination or appointment and of any changes in the specified offices of a Paying Agent shall be given to the Bondholders in accordance with Condition 11.

6.    Taxation

        All payments of, or in respect of, principal of and interest on the Bonds shall be made without withholding of or deduction for, or on account of, any present or future taxes, duties, assessments or charges of whatsoever nature imposed or levied by or on behalf of the Netherlands or any authority therein or thereof having the power to tax ("Withholding Taxes"), unless the withholding or deduction of such Withholding Taxes is required by law. In that event, the Issuer shall pay such additional amounts as shall be necessary in order that the net amounts received by the Bondholders (or Couponholders, as the case may be) after such withholding or deduction shall equal the respective amounts of principal and interest which would have been receivable had no such withholding or deduction been required, except that no such additional amounts shall be payable on account of any taxes, duties or governmental charges which:

  a.
  are payable by any person acting as custodian bank or collecting agent on behalf of a Bondholder (or Couponholder, as the case may be), or otherwise in any manner which does not constitute a withholding or deduction by the Issuer from payments of principal or interest made by it; or

  b.
  are payable by reason of the Bondholder (or Couponholder, as the case may be) having, or having had, some personal or business connection with the Netherlands and not merely by reason of the fact that payments in respect of the Bonds are, or for purposes of taxation are deemed to be, derived from sources in, or are secured in, the Netherlands; or

  c.
  could be or could have been avoided by (i) the Bondholder (or Couponholder, as the case may be) making a declaration on non-residence or other claim for exemption to the relevant tax authority, or (ii) making the payment through another Paying Agent than the Paying Agent through which the payment is requested to be made;

  d.
  are deducted or withheld pursuant to (i) any European Community Regulation or Directive concerning the taxation of interest income, or (ii) any international treaty or understanding relating to such taxation and to which the Netherlands or the European Union is a party, or (iii) any provision of law implementing, or complying with, or introduced to conform with, such Regulation, Directive, treaty or understanding; or

  e.
  by reason of a change in law that becomes effective more than thirty days after the relevant payment of principal or interest becomes due.

        If, as a result of any change in, or amendment to, the laws or regulations prevailing in the Netherlands, which change or amendment becomes effective on or after 5 December 2001, or as a result of any application or official interpretation of such laws or regulations not generally known before that date, Withholding Taxes are or will be leviable on payments of principal or interest in respect of the Bonds which cannot be avoided and, by reason of the obligation to pay additional amounts, such Withholding Taxes are to be borne by the Issuer, the Issuer may, at any time, redeem the Bonds in whole (but not in part) at their principal amount together with interest accrued to the date fixed for redemption, on giving not less than thirty days' notice. No such notice of redemption shall be given earlier than ninety days prior to the earliest date on which the Issuer would be obliged to withhold or pay Withholding Taxes were a payment in respect of the Bonds then made. Any such notice shall be given by publication in accordance with condition 11. It shall be irrevocable, shall specify the date fixed for redemption and shall set forth a statement in summary form of the facts constituting the basis for the right of the Issuer so to redeem.

7.    Prescription

        Claims against the Issuer for payment of principal and interest on any Bonds (or Coupons, if any) shall be prescribed and become void unless made within five years from the date on which such payment first becomes due.

8.    Events of Default

        In any of the following events ("Events of Default") any Bondholder may by written notice to each of the Issuer and the Fiscal Agent at its specified office declare his Bond or Bonds immediately due and payable, and thereupon any such Bond shall immediately, without further notice being required, become due and repayable at its principal amount together with interest accrued to the date of repayment, unless, prior to the giving of such notice, all Events of Default shall have been cured:

  (i)
  The Issuer fails to pay any amount of principal of or interest on any Bond when due and such failure continues for a period of fourteen days.

  (ii)
  The Issuer fails to perform or observe any other obligations in respect of any Bond and such failure continues for a period of twenty-one days after receipt by the Issuer and the Fiscal Agent of written notice of default by a Bondholder.

  (iii)
  The Issuer or a Material Subsidiary has filed for bankruptcy or been declared bankrupt, or it has filed for suspension of payments, or it has become subject to, or filed for, any other similar situation or has lost the free management or disposal of its property in any other way, the foregoing irrespective of whether that situation is irrevocable, or an order is made or effective resolution is passed for the winding up or liquidation of the Issuer or a Material Subsidiary, or the Issuer or a Material Subsidiary admits that it cannot pay its debts generally as they become due or compromises, or proposes to compromise, with its creditors generally, or an executory attachment or similar measure is made on any substantial part of the assets of the Issuer or an interlocutory attachment or similar measure is made thereon and, in either case, is not cancelled or withdrawn within thirty days after the making thereof.

  (iv)
  The Issuer or a Material Subsidiary fails in the due repayment of borrowed money which exceeds Euro 25,000,000 or its equivalent in any other currency and such failure continues for a period of thirty days after the occurrence of such failure, or the Issuer fails to honour a guarantee or indemnity in respect of borrowed money in excess of Euro 25,000,000 or its equivalent in any other currency and such failure continues for a period of thirty days after such failure has occurred.

9.    Substitution

        The Issuer may, without any further consent or co-operation from the Bondholders (or Couponholders, if any), at any time, by way of transfer of its legal relationship under the Bonds (and the Coupons, if any) substitute any wholly-owned subsidiary, direct or indirect, of the Issuer (the "Substituted Debtor") as the holder of all of the Issuer's rights and obligations under the Bonds (and the Coupons, if any) provided that no payment of principal of or interest on any Bond is overdue and further provided that the Substituted Debtor may make all payments of, or in respect of, principal of and interest on the Bonds without withholding of or deduction for Withholding Taxes (as defined in Condition 6) imposed or levied by or on behalf of the country where the Substituted Debtor has its domicile or tax residence, or any authority therein or thereof having the power to tax.

        Upon substitution pursuant to this Condition, any reference in these Terms and Conditions to the Issuer shall from then on be deemed to refer to the Substituted Debtor and any reference to the Netherlands shall from then on be deemed to refer to the country where the Substituted Debtor has its domicile or tax residence.

        Notice of any substitution pursuant to this Condition shall be given to the Bondholders in accordance with Condition 11.

        The Issuer hereby irrevocably and unconditionally guarantees to the Bondholders that the Substituted Debtor shall pay all amounts of principal of and interest on the Bonds when due and accordingly undertakes to pay, upon the Issuer failing to pay any amount of principal of or interest on any Bond, the relevant amount to the relevant Bondholder(s). In the event of substitution, this guarantee ceasing to be the valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, shall constitute an Event of Default.

10.  Meetings of Bondholders and Modification

        Pursuant to the Fiscal Agency Agreement the Issuer may at any time convene a meeting of Bondholders to consider any matter affecting their interests, including modification by Extraordinary Resolution (as defined in the Fiscal Agency Agreement) of these Terms and Conditions. The provisions regarding meetings of Bondholders are contained in schedule 3 to the Fiscal Agency Agreement.

11.  Notices

        All notices to the Bondholders shall be validly given if published in a daily newspaper of wide circulation in the Netherlands and, as long as the Bonds are listed on Euronext Amsterdam, in the Euronext Official Daily List (OfficiNle Prijscourant) of Euronext Amsterdam, provided that if timely publication in any such newspaper shall not be practicable, publication may take place in any other newspaper or newspapers as the Fiscal Agent shall deem necessary to give fair and reasonable notice to the Bondholders. Any such notice shall be deemed to have been given on the date of publication or, if published more than once, on the date of the first publication.

12.  Further Issues

        The Issuer may, at its sole discretion, from time to time issue further bonds or other securities having the same terms and conditions as the Bonds in all respects, or in all respects except for the first payments of interest thereon, and so that such further bonds or other securities shall be consolidated and form a single series with the Bonds. In that case, in these Terms and Conditions, unless the context otherwise requires, the expression "Bonds" shall include any such further bonds or securities.

13.  Additional obligations

        So long as the Bonds are listed on Euronext Amsterdam, the Issuer will comply with the provisions set forth in Article 2.1.20 of Schedule B of the Listing and Issuing Rules (Fondsenreglement) of Euronext Amsterdam, as in force on the date of issue of the Bonds.

14.  Governing law and jurisdiction

        The Fiscal Agency Agreement and the Bonds (and the Coupons, if any) are governed by the laws of the Netherlands. All disputes arising out of or in connection with the Fiscal Agency Agreement or the Bonds (or the Coupons, if any) shall be submitted to the exclusive jurisdiction of the competent courts in Amsterdam, the Netherlands, and their appellate courts.

SCHEDULE 2
PART 1
TEMPORARY GLOBAL BOND

         NOTICE: THIS BOND IS ISSUED FOR TEMPORARY DEPOSIT WITH NEDERLANDS CENTRAAL INSTITUUT VOOR GIRAAL EFFECTENVERKEER B.V. (NECIGEF) AT AMSTERDAM, THE NETHERLANDS. ANY PERSON BEING OFFERED THIS BOND FOR TRANSFER OR ANY OTHER PURPOSE SHOULD BE AWARE THAT THEFT OR FRAUD IS ALMOST CERTAIN TO BE INVOLVED.

        THE BONDS HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, (THE "SECURITIES ACT"). ACCORDINGLY, THE BONDS MAY NOT BE OFFERED, SOLD OR DELIVERED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A UNITED STATES PERSON EXCEPT IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

        ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(i) AND 1287(a) OF THE INTERNAL REVENUE CODE.

        TPG N.V.
(incorporated under the laws of the Netherlands
with its corporate seat in Amsterdam, the Netherlands)
TEMPORARY GLOBAL BOND TO BEARER
representing
EUR 1,000,000,000
5.125% Bonds 2001 due 2008

        This is a temporary global bond to bearer (the "Temporary Global Bond") without interest coupons in respect of a duly authorised issue of EUR 1,000,000,000 5.125% Bonds 2001 due 2008 (the "Bonds") of TPG N.V. (the "Issuer"). The Bonds are issued under a fiscal and paying agency agreement dated 29 November 2001 (the "Fiscal Agency Agreement") among the Issuer, ING Bank N.V. as initial fiscal agent (in that capacity and including any successor fiscal agent the "Fiscal Agent") and the paying agent named therein. Terms defined in the terms and conditions of the Bonds set forth out in Schedule 1 to the Fiscal Agency Agreement (the "Terms and Conditions") shall have the same meaning herein.

        Subject as provided herein, the Issuer hereby promises to pay to the holder hereof, in accordance with the Terms and Conditions, the principal amount of EUR 1,000,000,000 and interest on such principal amount for the time being outstanding at the rate of 5.125% per annum, calculated, when interest is required to be calculated in respect of a period of less than a full year, on the basis of the actual number of days elapsed divided by 365 (or, in respect of any days elapsed that fall in a leap year, divided by 366).

        This Temporary Global Bond is exchangeable at the specified office of the Fiscal Agent, upon the request of the holder hereof, for the Permanent Global Bond without interest coupons not earlier than 40 days and not later than 90 days after 5 December 2001. Upon the due presentation hereof in accordance with the foregoing provisions, the Issuer shall issue and deliver free of charge to the holder hereof the Permanent Global Bond. However, no Permanent Global Bond will be issued and delivered as provided herein unless there shall have been presented to the Fiscal Agent a certificate from NECIGEF substantially in the form of Exhibit A to the effec that NECIGEF has received from the Bondholders certificates substantially in the form of Exhibit B.

        Upon (i) any exchange of a part hereof for the Permanent Global Bond or (ii) receipt of instruction that, following the purchase by the Issuer of part hereof, part is to be cancelled, the portion of the principal amount hereof so exchanged or to be cancelled shall be endorsed by the Fiscal Agent on Part I of the Schedule hereto, whereupon the principal amount hereof shall be reduced for all purposes by the amount so exchanged or cancelled and endorsed.

        Until this Temporary Global Bond has been exchanged or cancelled as provided in the Fiscal Agency Agreement, the holder in due course hereof shall be subject to the Terms and Conditions and, subject as herein provided, shall in all respects be entitled to the same rights and benefits as if such holder were the holder of the Permanent Global Bond except that the holder in due course hereof is entitled to payment of principal and interest on this Temporary Global Bond only upon surrender of the Permanent Global Bond unless either any such payment becomes due for any reason prior to the exchange date or, upon due presentation of this Temporary Global Bond for exchange as aforesaid, delivery of the Permanent Global Bond is improperly withheld or refused.

        Neither the foregoing provisions hereof nor any provisions of the Fiscal Agency Agreement shall alter or impair the obligation of the Issuer to pay the principal of, and interest on, the Bonds on the dates and at the places and in the manner and at the rate and in the currency provided therein. However, if payment is to be made on this Temporary Global Bond, such payment shall only be made upon presentation by NECIGEF to the Fiscal Agent at its specified office of a certificate substantially in the form of Exhibit A to the effect that NECIGEF has received from the Bondholders certificates substantially in the form of Exhibit B. Upon payment on this Temporary Global Bond, the amount so paid shall be endorsed by the Fiscal Agent on Part II of the Schedule hereto and in the case of payment of principal, the principal amount hereof shall be reduced for all purposes by the amount so paid and endorsed.

        This Temporary Global Bond shall be governed by the law of the Netherlands. All disputes arising out of or in connection with this Temporary Global Bonds shall be submitted to the exclusive jurisdiction of the competent courts at Amsterdam, the Netherlands and their appellate courts.

        In witness whereof the Issuer has caused this Temporary Global Bond to be signed in its name

        Hoofddorp, 5 December 2001

        TPG N.V.

By:	By:
(Authorised representative)	(Authorised representative)

        ING Bank N.V. hereby certifies in its capacity as participant of NECIGEF that this Temporary Global Bond has been validly executed by the Issuer.

        Amsterdam, 5 December 2001

        ING Bank N.V.

By:	By:
(Authorised representative)	(Authorised representative)

THE SCHEDULE

PART I
EXCHANGES FOR PERMANENT GLOBAL BOND AND CANCELLATIONS

        The following exchanges of a part of this Temporary Global Bond for the Permanent Global Bond and cancellations of a part of the aggregate principal amount of this Temporary Global Bond have been made:

Date of exchange or cancellation	Part of the aggregate principal amount of this Temporary Global Bond exchanged for the Permanent Global Bond	Part of the aggregate principal amount of this Temporary Global Bond cancelled	Remaining principal amount of this Temporary Global Bond following exchange or cancellation.	Notation made by the Fiscal Agent

PART II
PAYMENTS

        The following payments in respect of the Bonds represented by this Temporary Global Bond have been made:

Date of payment	Amount of interest paid	Amount of principal paid	Remaining principal amount of this Temporary Global Bond	Notation made by the Fiscal Agent

EXHIBIT A

MODEL OF CERTIFICATION TO BE GIVEN BY NECIGEF

CERTIFICATION

TPG N.V.

EUR 1,000,000,000
5.125% Bonds 2001 due 2008
(the "Bonds")

        This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from our participants appearing in our records as persons having a credit balance in their account(s) with us to a portion of the principal amount set forth below (our "Participants") substantially to the effect set forth in the Fiscal Agency Agreement, principal amount [issue amount] of the above-captioned Bonds (i) are entitlements of persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source ("United States persons"), (ii) are entitlements of United States persons that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v) ("Financial Institutions")) purchasing for their own account or for resale, or (b) acquired a credit balance in the Bonds through foreign branches of United States Financial Institutions and who hold a credit balance in the Bonds through such United States Financial Institutions on the date hereof (and in either case (a) or (b), each such United States Financial Institution has agreed, on its own behalf or through its agent, that we may advise the Issuer or the Issuer's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are entitlements of United States or foreign Financial Institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and to the further effect that United States or foreign Financial Institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) have certified that they have not acquired a credit balance in the Bonds for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

        If the Bonds are of the category contemplated in Section 230.903(c)(3) of Regulation S under the Securities Act of 1933, as amended (the "Securities Act") then this is also to certify with respect to the principal amount of Bonds set forth above that, except as set forth below, we have received in writing, by tested telex or by electronic transmission, from our Participants with a credit balance to portion of such principal amount, certifications with respect to such portion, substantially to the effect set forth in the Fiscal Agency Agreement.

        As used herein, "United States" means the United States of America (including the States and the District of Columbia); and its "possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

        We further certify (i) that we are not making available herewith for exchange or transfer (or, if relevant, exercise of any rights or collection of any interest) any portion of the Temporary Global Bond excepted in such certifications and (ii) that as of the date hereof we have not received any notification from any of our Participants to the effect that the statements made by such Participants with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as the date hereof.

        We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings.

        [place], [date (not earlier than the certification event to which this certificate relates]

        Nederlands Centraal Instituut voor Giraal Effectenverkeer B.V. (NECIGEF)

        By:

EXHIBIT B

        Persons, holding beneficial interests in this temporary global bond shall only be entitled to receive one or more permanent or definitive bonds and hence payment of interest thereon when such persons have delivered, or caused to be delivered, in writing, by telex or by electronic transmission to NECIGEF a certification or certifications substantially to the effect set forth below dated not more than 15 days before the exchange date.

MODEL OF PARTICIPANT CERTIFICATION

        TPG N.V.

        EUR 1,000,000,000
5.125% Bonds 2001 due 2008
(the "Bonds")

        This is to certify that except as set forth below, the credit balance in the above-captioned Bonds held by you for our account (i) are entitlements of persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source ("United States persons"), (ii) are entitlements of United States person(s) that (a) are foreign branches of United States Financial Institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v) ("Financial Institutions")) purchasing for their own account or for resale, or (b) acquired such credit balances in the Bonds through foreign branches of United States Financial Institutions and who hold such credit balances in the Bonds through such United States Financial Institutions on the date hereof (and in either case (a) or (b)), each such United States Financial Institution hereby agrees, on its own behalf or through its agent, that you may advise the Issuer or the Issuer's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are entitlements of United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in the U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and in addition if the owner of the Bonds is a United States or foreign financial institution described in clause (iii) above (whether or not also described in clause (i) or (ii)) this is further to certify that such financial institution has not acquired such credit balances in the Bonds for the purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

        If the Bonds are of the category contemplated in Section 230.903(c)(3) of Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), then this is also to certify that, except as set forth below, the Bonds are beneficially owned by (a) non-U.S. person(s) or (b) by U.S. person(s) who purchased its or their entitlements in the Bonds in transactions which did not require registration under the Securities Act. As used in this Clause the term "U.S. person" has the meaning given to it by Regulation S under the Act.

        As used herein "United States" means the United States of America (including the States and the District of Columbia); and its "possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

        We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Bonds held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

        This certification excepts and does not relate to EUR            of such interest in the above Bonds in respect of which we are not able to certify and as to which we understand exchange and delivery of the Permanent Global Bond (or, if relevant, exercise of any rights or collection of any interest) cannot be made until we do so certify.

        We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings.

        [place], [date (no earlier than 15 days prior to the certification event to which this certificate relates]

        [participant]

        Participant in NECIGEF, as, or as agent for, the beneficial owner(s) of the Bonds to which this certificate relates.

        By:

SCHEDULE 2
PART 2

FORM OF PERMANENT GLOBAL BOND

        NOTICE: THIS BOND IS ISSUED FOR DEPOSIT WITH NEDERLANDS CENTRAAL INSTITUUT VOOR GIRAAL EFFECTENVERKEER B.V. (NECIGEF) AT AMSTERDAM, THE NETHERLANDS. ANY PERSON BEING OFFERED THIS BOND FOR TRANSFER OR ANY OTHER PURPOSE SHOULD BE AWARE THAT THEFT OR FRAUD IS ALMOST CERTAIN TO BE INVOLVED.

        THE BONDS HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, (THE "SECURITIES ACT"). ACCORDINGLY, THE BONDS MAY NOT BE OFFERED, SOLD OR DELIVERED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A UNITED STATES PERSON EXCEPT IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

        ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(i) AND 1287(a) OF THE INTERNAL REVENUE CODE.

TPG N.V.
(incorporated under the laws of the Netherlands
with its corporate seat in Amsterdam, the Netherlands)

PERMANENT GLOBAL BOND TO BEARER

representing
EUR 1,000,000,000
5.125% Bonds 2001 due 2008

        This is a permanent global bond to bearer (the "Permanent Global Bond") without interest coupons in respect of a duly authorised issue of EUR 1,000,000,000 5.125% Bonds 2001 due 2008 (the "Bonds") of TPG N.V. (the "Issuer"). The Bonds are issued under a fiscal and paying agency agreement dated 29 November 2001 (the "Fiscal Agency Agreement") among the Issuer, ING Bank N.V. as initial fiscal agent (in that capacity and including any successor fiscal agent the "Fiscal Agent") and the paying agent named therein. Terms defined in the terms and conditions of the Bonds set forth out in Schedule 1 to the Fiscal Agency Agreement (the "Terms and Conditions") shall have the same meaning herein.

        The Issuer hereby promises to pay to the holder hereof, in accordance with the Terms and Conditions, the principal amount of EUR 1,000,000,000 and interest on such principal amount for the time being outstanding at the rate of 5.125% per annum, calculated, when interest is required to be calculated in respect of a period of less than a full year, on the basis of the actual number of days elapsed divided by 365 (or, in respect of any days elapsed that fall in a leap year, divided by 366).

        Upon payment on this Permanent Global Bond, the amount so paid shall be endorsed by the Fiscal Agent on Part II of the Schedule hereto and in the case of payment of principal, the principal amount hereof shall be reduced for all purposes by the amount so paid and endorsed.

        This Permanent Global Bond will become exchangeable, in whole but not in part only at the request of the bearer of this Permanent Global Bond, for Bonds in definitive form in substantially the form set out in Part 3 of Schedule 1 to the Fiscal Agency Agreement if either of the following events occur:

  (a)
  NECIGEF is closed for business for a continuous period of 14 days (other than by reason of legal holidays) or announces an intention permanently to cease business; or

  (b)
  any of the circumstances described in Condition 8 (Events of Default) of the Terms and Conditions occurs.

        Whenever this Permanent Global Bond is to be exchanged for definitive Bonds, the Issuer shall procure the prompt delivery of such definitive Bonds, duly authenticated and with interest coupons attached, in an aggregate principal amount equal to the principal amount of this Permanent Global Bond to the bearer of this Permanent Global Bond against the surrender of this Permanent Global Bond at the specified office of the Fiscal Agent within 30 days of the bearer requesting such exchange.

        Upon (i) any exchange of a part hereof for definitive Bonds or (ii) receipt of instruction that, following the purchase by the Issuer of part hereof, part is to be cancelled, the portion of the principal amount hereof so exchanged or to be cancelled shall be endorsed by the Fiscal Agent on Part I of the Schedule hereto, whereupon the principal amount hereof shall be reduced for all purposes by the amount so exchanged or cancelled and endorsed.

        This Permanent Global Bond shall be governed by the law of the Netherlands. All disputes arising out of or in connection with this Permanent Global Bond shall be submitted to the exclusive jurisdiction of the competent courts at Amsterdam, the Netherlands and their appellate courts.

        In witness whereof the Issuer has caused this Permanent Global Bond to be signed in its name

        [place], [date]

        TPG N.V.

By:	By:
(Authorised representative)	(Authorised representative)

        ING Bank N.V. hereby certifies in its capacity as participant of NECIGEF that this Permanent Global Bond has been validly executed by the Issuer.

        [place], [date]

        ING Bank N.V.

By:	By:
(Authorised representative)	(Authorised representative)

THE SCHEDULE
PART I
CANCELLATIONS

        The following cancellations of a part of the aggregate principal amount of this Permanent Global Bond have been made:

Date of exchange or cancellation	Part of the aggregate principal amount of this Permanent Global Bond cancelled	Part of the aggregate principal amount of this Permanent Global Bond exchanged for definitive Bonds	Remaining principal amount of this Permanent Global Bond following exchange or cancellation	Notation made by the Fiscal Agent

PART II
PAYMENTS

        The following payments in respect of the Bonds represented by this Permanent Global Bond have been made:

Date of payment	Amount of interest paid	Amount of principal paid	Remaining principal amount of this Permanent Global Bond	Notation made by the Fiscal Agent

SCHEDULE 2
PART 3

FORM OF DEFINITIVE BOND

(On the front)

        EUR [1,000][10,000][100,000] Coupons [date]

        THIS BOND HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, (THE "SECURITIES ACT"). ACCORDINGLY, THIS BOND MAY NOT BE OFFERED, SOLD OR DELIVERED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A UNITED STATES PERSON EXCEPT IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

        ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287 (a) OF THE INTERNAL REVENUE CODE.

Denomination	ISIN	Series	Serial Number
EUR [1,000][10,000][100,000]

TPG N.V.

(incorporated under the laws of the Netherlands with its corporate seat in Amsterdam
Amsterdam, the Netherlands)

EUR 1,000,000,000

5.125% Bonds 2001 due 2008

        This Bond forms one of the series of Bonds specified above (the "Bonds") of TPG N.V. (the "Issuer"). The Bonds are issued under the Fiscal and Paying Agency Agreement (the "Fiscal and Paying Agency Agreement") referred to in the Terms and Conditions (as defined below) and are subject to the terms and conditions (the "Terms and Conditions") endorsed hereon.

        The Issuer promises to pay, in accordance with the Terms and Conditions, to the bearer of this Bond on 5 December 2001 or on such earlier date as the principal amount mentioned below may become repayable in accordance with the Terms and Conditions, the principal amount of:

        EUR [1,000][10,000][100,000] [one thousand Euros][ten thousand Euros][one hundred thousand Euros]

        In witness whereof the Issuer has caused this Bond to be signed in facsimile in its name.

        [place, date]

        TPG N.V.

By:	By:
(Member of the Issuer's Managing Board)	(Member of the Issuer's Managing Board)

(On the reverse)

TERMS AND CONDITIONS

        [See Schedule 1]

FORM OF COUPON

(On the front)

        [year code]

        ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

TPG N.V.
(incorporated under the laws of the Netherlands with its
corporate seat in Amsterdam, the Netherlands)

EUR 1,000,000,000
5.125% Bonds 2001 due 2008

        Coupon for interest on a Bond of EUR [1,000][10,000][100,000]

        Coupon for EUR [amount] due on [interest payment date]

        This Coupon is payable to bearer, subject to the Conditions endorsed on the Bond to which this Coupon appertains, which shall be binding upon the holder of this Coupon whether or not it is for the time being attached to such Bond, at the specified offices of the Fiscal Agent and the other Paying Agents set out on the reverse hereof, or any successor Fiscal Agent or successor or additional Paying Agents or other specified offices as may from time to time be duly appointed or nominated and notified to the Bondholders.

        [place], [date]

        TPG N.V.

By:	By:
(Member of the Issuer's Managing Board)	(Member of the Issuer's Managing Board)

        [Coupon Nr.]    [Denomination of Bond] [Series]    [Serial Nr.]

        [year code]

(on the reverse)

FISCAL AGENT ING BANK N.V. Bijlmerplein 888 1102 MG Amsterdam Zuidoost The Netherlands

SCHEDULE 3
PROVISIONS FOR MEETINGS OF BONDHOLDERS

1.    In this Schedule the following expressions have the following meanings:

        "Block Voting Instruction" means an English language document, issued by a Paying Agent and dated, in which it is stated:

a.
that the Paying Agent has received one or more confirmations from NECIGEF or an affiliated institution within the meaning of the Dutch Act on Giro Transfers of Securities (Wet giraal effectenverkeer) that its records show a person or persons as the holder of a particular nominal amount of Bonds (not being Bonds in respect of which a Voting Certificate has been issued and is outstanding in respect of the meeting specified in the Block Voting Instruction or any adjournment thereof) and that that nominal amount of Bonds will be blocked in NECIGEF's or the affiliated institution's records, as the case may be, until the earlier of:

(i)
the conclusion of the meeting specified in the Block Voting Instruction or any adjournment thereof; and

(ii)
the receipt by NECIGEF or the affiliated institution, as the case may be of confirmation from the Paying Agent that it has (a) received, not less than 48 hours before the time for which the meeting specified in the Block Voting Instruction or any adjournment thereof is convened, a notice from NECIGEF to the effect that the nominal amount of Bonds is proposed to be released, and (b) given notice to the Issuer in accordance with Clause 13 of the Fiscal and Paying Agency Agreement of the necessary amendment to the Block Voting Instruction;

b.
that NECIGEF or the affiliated institution, as the case may be, has instructed the Paying Agent that the vote(s) attributable to the Bond(s) referred to in the confirmation(s) referred to in paragraph a, should be cast in a particular way in relation to the resolution or resolutions to be put to the meeting specified in the Block Voting Instruction or any adjournment thereof and that all such instructions are neither revocable nor subject to amendment;

c.
what the total number of the Bonds is, included in the confirmation(s) referred to in paragraph a, distinguished with regard to each resolution to be put to the meeting specified in the Block Voting Instruction between those in respect of which instructions have been given as referred to in paragraph b that the votes attributable thereto should be cast in favour of the resolution and those in respect of which instructions have been so given that the votes attributable thereto should be cast against the resolutions; and

d.
that one or more persons named in the Block Voting Instruction, who need not be Bondholders and may be directors, officer or employees of, or otherwise connected with, the Issuer, is or are instructed by the Paying Agent to cast the votes attributable to the Bonds so deposited in accordance with the instructions referred to in paragraph c;

(provided that, in respect of definitive Bonds, if any, "Block Voting Instruction" means an English language document, issued by a Paying Agent and dated, in which it is stated:

a.
that Bonds (not being Bonds in respect of which a Voting Certificate has been issued and is outstanding in respect of the meeting specified in the Block Voting Instruction or any adjournment thereof) have been deposited with the Paying Agent and that no such Bonds will be released until the first to occur of:

(i)
the conclusion of the meeting specified in the Block Voting Instruction or any adjournment thereof; and

(ii)
the surrender to the Paying Agent, not less than 48 hours before the time for which the meeting specified in the Block Voting Instruction or any adjournment thereof is convened, of the receipt issued by the Paying Agent in respect of each such deposited Bond that is to be released and the giving of notice by such Agent to the Issuer in accordance with Clause 13 of the Fiscal and Paying Agency Agreement of the necessary amendment to the Block Voting Instruction;

b.
that each depositor of such Bonds has instructed the Paying Agent that the vote(s) attributable to his Bond(s) so deposited should be cast in a particular way in relation to the resolution or resolutions to be put to the meeting specified in the Block Voting Instruction or any adjournment thereof and that all such instructions are neither revocable nor subject to amendment;

c.
what the total number and the serial numbers of the Bonds so deposited are, distinguished with regard to each resolution to be put to the meeting specified in the Block Voting Instruction between those in respect of which instructions have been given as referred to in paragraph b that the votes attributable thereto should be cast in favour of the resolution and those in respect of which instructions have been so given that the votes attributable thereto should be cast against the resolutions; and

d.
that one or more persons named in the Block Voting Instruction, who need not be Bondholders and may be directors, officer or employees of, or otherwise connected with, the Issuer, is or are instructed by the Paying Agent to cast the votes attributable to the Bonds so deposited in accordance with the instructions referred to in paragraph c).

        "Extraordinary Resolution" means a resolution passed at a meeting of Bondholders, duly convened and held in accordance with these provisions for meetings of Bondholders, by a majority consisting of not less than three-quarters of the votes cast;

        "Proxy" means any person as referred to in paragraph d of the definition of a Block Voting Instruction.

        "Voting Certificate" means an English language certificate, issued by a Paying Agent and dated, in which it is stated:

a.
that the Paying Agent has received one or more confirmations from NECIGEF or an affiliated institution within the meaning of the Dutch Act on Giro Transfers of Securities (Wet giraal effectenverkeer) that its records show a person named in the Voting Certificate as the holder of a particular nominal amount of Bonds (not being Bonds in respect of which a Block Voting Instruction has been issued and is outstanding in respect of the meeting specified in the Voting Certificate or any adjournment thereof) and that that nominal amount of Bonds will be blocked in NECIGEF's or the affiliated institution's records, as the case may be, until the earlier of:

(i)
the conclusion of the meeting specified in the Voting Certificate or any adjournment thereof; and

(ii)
the surrender of such Voting Certificate to the Paying Agent who issued the same; and

b.
that the bearer thereof is entitled to attend and vote at the meeting specified in the Voting Certificate or any adjournment thereof in respect of the Bonds represented by such certificate

(provided that, in respect of definitive Bonds, if any, "Voting Certificate" means an English language certificate, issued by a Paying Agent and dated, in which it is stated:

a.
that on the date thereof Bonds (not being Bonds in respect of which a Block Voting Instruction has been issued and is outstanding in respect of the meeting specified in the Voting Certificate or any adjournment thereof) bearing specified serial numbers were deposited with the Paying Agent and that such Bonds will not be released until the first to occur of:

(i)
the conclusion of the meeting specified in such Voting Certificate or any adjournment thereof; and

(ii)
the surrender of such Voting Certificate to the Paying Agent who issued the same; and

b.
that the bearer thereof is entitled to attend and vote at the meeting specified in the Voting Certificate or any adjournment thereof in respect of the Bonds represented by such certificate;)

2.    Voting Certificates or Block Voting Instructions shall only be issued in respect of Bonds in respect of which a Paying Agent has received a confirmation as referred to in the definitions of "Block Voting Instruction" and "Voting Certificate" set out in clause 1 (or, in the case of definitive Bonds, if any, which have been deposited with a Paying Agent) not less than 48 hours before the time for which the meeting specified therein has been convened and shall be valid for as long as the relevant Bonds continue to be blocked (or, in the case of definitive Bonds, are not released) in accordance with clause 1. During the validity of any Voting Certificate or Block Voting Instruction the holder of a Voting Certificate and any Proxy named in a Block Voting Instruction shall, for all purposes in connection with the meeting specified therein or any adjournment thereof, be deemed to be the holder of the Bonds to which the Voting Certificate or Block Voting Instruction relates.

3.    Each Block Voting Instruction, together, if so required by the Issuer, with proof satisfactory to the Issuer of its due execution on behalf of the relevant Paying Agent, shall be deposited at the specified office of the Fiscal Agent, or at such other place as the Issuer shall designate or approve, not less than 24 hours before the time for which the meeting specified therein or any adjournment thereof is convened. Any Block Voting Instruction which has not been so deposited shall not be treated as valid, unless the chairman of the meeting decides otherwise before the meeting or adjourned meeting proceeds to business.

4.    The Issuer, or Bondholders holding not less than 10% in principal amount of the Bonds for the time being outstanding, may at any time convene a meeting of Bondholders. Every such meeting shall be held at such place as the Fiscal Agent, taking into account the interests of the Bondholders as a class, may approve.

5.    At least 21 days' notice (exclusive of the day on which the notice is given and the day on which the meeting is held) shall be given to the Bondholders. Such notice shall be given in the manner provided in Condition 11 of the Terms and Conditions and shall specify (i) the day, time and place of any meeting and (ii) the terms of every Extraordinary Resolution, if any, to be put to the meeting. In addition, it shall include a statement to the effect that Bonds may be deposited with any Paying Agent for the purpose of obtaining Voting Certificates or appointing Proxies until 48 hours before the time for which the meeting has been convened but not thereafter.

6.    At every meeting, a person, who need not be a Bondholder, nominated in writing by the Issuer shall take the chair. In the event that no such nomination is made or the person nominated is not present within 15 minutes after the time for which the meeting has been convened, the Bondholders present shall elect one of themselves to be chairman. Failing such election, the Issuer shall appoint a chairman.

7.    No business other than the choosing of a chairman shall be transacted at any meeting unless at the commencement of business a quorum be present of two or more persons holding Voting Certificates or being Proxies and being or representing the holders of not less than 10% in principal amount of the Bonds for the time being outstanding, provided that for any meeting the business of which includes any of the following matters:

a.
postponement of the fixed date of maturity of redemption of the Bonds or any of them or any date for payment of interest thereon;

b.
reduction or cancellation of the principal amount or the rate of interest payable in respect of the Bonds;

c.
alteration of the currency of account or applicable currency of payment on the Bonds or any of them;

d.
alteration of the majority required to pass an Extraordinary Resolution;

e.
alteration of this proviso or the proviso to the second sentence of paragraph 8 below;

the quorum shall be two or more persons present holding Voting Certificates or being Proxies and being or representing the holders of not less than two-third in principal amount of the Bonds for the time being outstanding.

8.    If within half-an-hour after the time for which a meeting is convened a quorum is not present, the meeting shall, in the case of a meeting convened by Bondholders, be dissolved or, in the case of a meeting convened by the Issuer, stand adjourned for such period, being not less than 14 days nor more than 42 days, and to such time and place as may be determined by the chairman and approved by the Fiscal Agent. At such an adjourned meeting two or more persons present holding Voting Certificates or being Proxies shall form a quorum, whatever the principal amount of the Bonds held or represented by them, provided that any adjourned meeting the business of which includes any of the matters specified in the proviso to paragraph 7 above, the quorum shall be two or more persons present holding Voting Certificates or being Proxies and being or representing the holders of not less than one-third in principal amount of the Bonds for the time being outstanding. At least ten days' notice of such adjourned meeting shall be given in the same manner as of an original meeting and such notice shall state the quorum required. No business shall be transacted at such an adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place had a quorum been present at such meeting.

9.    The chairman may with the consent of, and shall if directed by, the meeting adjourn the same from time to time but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. It shall not be necessary to give any notice of any such adjourned meeting.

10.    Any person holding one or more Voting Certificates and any Proxy shall be entitled to attend, speak and vote at a meeting. In addition, the Issuer, its legal and financial advisers and the Fiscal Agent shall be entitled to attend and speak at every meeting. No other person shall be entitled to attend or vote at any meeting.

11.    Resolutions other than Extraordinary Resolutions shall be carried by a simple majority of the votes cast.

12.    Every resolution put to a meeting shall be decided in the first instance by a show of hands unless, before or on the declaration of the result of the show of hands, a poll is demanded by the chairman, the Issuer or one or more persons holding Voting Certificates or being Proxies and being or representing the holders of not less than 5% in principal amount of the Bonds for the time being outstanding.

13.    If at any meeting a poll duly is demanded, it shall be taken in such a manner and either at once or after an adjournment, as the chairman may direct, provided that any poll demanded on the election of a chairman or on any question of adjournment shall be taken at the meeting without adjournment. The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the question on which the poll has been demanded.

14.    At every meeting:

a.
on a show of hands every person who is present in person and produces a Voting Certificate or is a Proxy shall have one vote; and

b.
on a poll every person who is so present shall have one vote in respect of each EUR 1,000 principal amount of Bonds represented by the Voting Certificates so produced or in respect of which he is a Proxy.

Without prejudice to the obligations of the Proxies pursuant to their Block Voting Instructions, any person entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way.

15.    Any vote given in accordance with the terms of a Block Voting Instruction shall be valid notwithstanding the previous revocation or amendment of the Block Voting Instruction or any of the Bondholders' instructions pursuant to which it was executed, unless the Issuer has received notice in accordance with Clause 13 of the Fiscal and Paying Agency Agreement of the revocation or amendment not later than 24 hours before the time for which the meeting or adjournment thereof was convened.

16.    Both on a show of hands and on a poll, in case of an equality of votes, the chairman shall have a casting vote in addition to the vote or votes (if any) to which he may be entitled as a holder of a Voting Certificate or as a Proxy.

17.    Both on a show of hands and on a poll, a declaration by the chairman that a resolution has been carried or carried by a particular majority or lost or not carried by any particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

18.    Any resolution passed at a meeting of Bondholders duly convened and held in accordance with these provisions for meetings of Bondholders shall be binding upon all the Bondholders, whether present or not present at such meeting (and upon all the Couponholders, if any), and each of the Bondholders (and Couponholders) shall be bound to give effect thereto accordingly.

19.    A meeting of Bondholders shall, in addition to all other powers have the following powers, exercisable by Extraordinary Resolution only, namely:

a.
to accept any proposal by the Issuer for any modification, variation, abrogation or compromise of, or arrangement in respect of, the rights of the Bondholders (or the Couponholders, if any) against the Issuer;

b.
to sanction any proposal by the Issuer for the exchange or substitution of the Bonds for, or the conversion of the Bonds into, shares, stock, notes, debentures, debenture stock or other obligations or securities of the Issuer or any other corporate body formed or to be formed;

c.
to sanction any proposal by the Issuer for any modification, variation, abrogation or compromise of, or arrangement in respect of these provisions for meetings of Bondholders;

d.
to appoint any persons (whether Bondholders or not) as a committee or committees to represent the interests of the Bondholders and to confer upon such committee or committees any powers or discretions which the Bond-holders could themselves exercise by Extraordinary Resolution.

20.    Minutes of all resolutions and proceedings at every meeting shall be made and duly entered in books to be from time to time provided for that purpose by the Issuer and any such minutes, if the same are signed by the chairman of the meeting at which such resolutions were passed or proceedings transacted or by the chairman of the next succeeding meeting of Bondholders, shall be conclusive evidence of the matters therein contained and, until the contrary is proved, every meeting in respect of the proceedings of which minutes have been made and signed as aforesaid shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted thereat to have been duly passed and transacted.

21.    As long as the Bonds are represented by the Temporary Global Bond, the holder of such Bond shall be deemed to be two Bondholders for the purposes of the quorum requirements.

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FISCAL AND PAYING AGENCY AGREEMENT TPG N.V. EUR 1,000,000,000 5.125% Bonds 2001 due 2008 29 November 2001
FISCAL AGENCY AGREEMENT
  The undersigned
  declare to agree as follows
  Fiscal Agent and other Paying Agents
  Clause 1
  Form and conditions of the Bonds
  Clause 2
  Execution and delivery of the Bonds
  Clause 3
  Payments on the Bonds
  Clause 4
  Notification
  Clause 5
  Cancellation of Bonds and Coupons
  Clause 6
  Replacement of Bonds and Coupons
  Clause 7
  Paying Agents obligations in respect of meetings of Bondholders
  Clause 8
  Fees and expenses taxes indemnity
  Clause 9
  Provisions regarding the Paying Agents' duties
  Clause 10
  Termination and appointment of Paying Agents
  Clause 11
  Amendments
  Clause 12
  Notices
  Clause 13
  Governing law and jurisdiction
  Clause 14
  Definition
  Clause 15
  in witness whereof
SCHEDULE 1 TERMS AND CONDITIONS See Preliminary Offering Circular dated 13 November 2001
TERMS AND CONDITIONS OF THE BONDS
SCHEDULE 2 PART 1 TEMPORARY GLOBAL BOND
THE SCHEDULE
PART I EXCHANGES FOR PERMANENT GLOBAL BOND AND CANCELLATIONS
PART II PAYMENTS
EXHIBIT A MODEL OF CERTIFICATION TO BE GIVEN BY NECIGEF CERTIFICATION TPG N.V. EUR 1,000,000,000 5.125% Bonds 2001 due 2008 (the "Bonds ")
EXHIBIT B
MODEL OF PARTICIPANT CERTIFICATION
SCHEDULE 2 PART 2 FORM OF PERMANENT GLOBAL BOND
TPG N.V. (incorporated under the laws of the Netherlands with its corporate seat in Amsterdam, the Netherlands)
PERMANENT GLOBAL BOND TO BEARER
representing EUR 1,000,000,000 5.125% Bonds 2001 due 2008
THE SCHEDULE PART I CANCELLATIONS
PART II PAYMENTS
SCHEDULE 2 PART 3 FORM OF DEFINITIVE BOND
  (On the front)
TPG N.V.
  (On the reverse)
TERMS AND CONDITIONS
  FORM OF COUPON
  (On the front)
TPG N.V. (incorporated under the laws of the Netherlands with its corporate seat in Amsterdam, the Netherlands)
EUR 1,000,000,000 5.125% Bonds 2001 due 2008
  (on the reverse)
SCHEDULE 3 PROVISIONS FOR MEETINGS OF BONDHOLDERS